EXHIBIT 23.1

             Consent of Woods & Dwyer, P.L.C., Independent Auditors

We consent to the use of our report dated March 5, 2002 on the financial statements of Aspect Semiquip International, Inc. as of December 31, 2001 and 2002 and for the years then ended included in the Current Report on Form 8-K/A of DND Technologies, Inc.


                                        /s/ Woods & Dwyer, P.L.C.
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Phoenix, Arizona
November 24, 2003


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